Exhibit 99.2

2016 Second Quarter Financial Supplement As of June 30, 2016

Cotiviti Holdings, Inc. 2016 Revenue by Segment Q1 Q2 YTD 2016 (in thousands) Retrospective claims accuracy 65,270 $ 80,932 $ 146,202 $ Prospective claims accuracy 55,410 56,989 112,399 Transaction services 3,450 3,122 6,572 Total Healthcare 124,130 141,043 265,173 Retrospective claims accuracy 17,990 16,701 34,691 Other 598 547 1,145 Total Global Retail and Other 18,588 17,248 35,836 Consolidated net revenue 142,718 $ 158,291 $ 301,009 $ (unaudited)

Cotiviti Holdings, Inc. 2015 Revenue by Segment

Cotiviti Holdings, Inc. 2016 Consolidated Statement of Operations

Cotiviti Holdings, Inc.
2015 Consolidated Statement of Operations

(in thousands except per share data)	Q1	Q2	Q3	Q4	2015
			(unaudited)		
Net revenue	$ 119,638	$ 133,306	$ 136,936	$ 151,463	$ 541,343
Cost of revenue	46,338	49,149	52,070	57,060	204,617
Selling, general and administrative expenses	31,462	32,199	33,348	39,736	136,745
Depreciation and amortization of property and equipment	2,722	2,775	3,773	3,425	12,695
Amortization of intangible assets	15,409	15,410	15,437	15,211	61,467
Transaction-related expenses	-	-	354	1,115	1,469
Impairment of intangible assets	-	-	27,826	-	27,826
Total operating expenses	95,931	99,533	132,808	116,547	444,819
Operating income	23,707	33,773	4,128	34,916	96,524
Other expense (income)	16,746	20,816	15,993	15,264	68,819
Income tax expense (benefit)	3,326	5,177	(4,571)	10,469	14,401
Gain on discontinued operations, net of tax	559	-	-	-	559
Net income (loss)	$ 4,194	$ 7,780	$ (7,294)	$ 9,183	$ 13,863
Earnings (loss) per share:					
Basic	$ 0.05	$ 0.10	$ (0.09)	$ 0.12	$ 0.18
Diluted	0.05	0.10	(0.09)	0.12	0.18
Effective Tax Rate	47.8%	39.9%	38.5%	53.3%	52.0%
Stock-based Compensation (included within the lines shown above)					
Cost of revenue	$ 194	$ 197	193	379	963
Selling, general and administrative expenses	409	419	212	1,396	2,436
Total stock-based compensation	$ 603	$ 616	$ 405	$ 1,775	$ 3,399

5

Cotiviti

Cotiviti Holdings, Inc. 2016 Adjusted EBITDA (Non-GAAP) (unaudited, in thousands) Q1 Q2 YTD 2016 Net income $ 8,084 $ 10,893 $ 18,977 Adjustments to net income: Depreciation and amortization 20,042 20,019 40,061 Interest expense 16,060 14,660 30,720 Other non-operating (income) expense (a) (299) (359) (658) Income tax expense 5,393 6,676 12,069 Transaction-related expenses and other (b) 240 653 893 Stock-based compensation (c) 1,074 3,428 4,502 Loss on extinguishment of debt (d) - 7,068 7,068 Adjusted EBITDA $ 50,594 $ 63,038 $ 113,632 % of revenue 35% 40% 38% (c) Represents expense related to stock ? based compensation awards granted to certain employees, officers and non ? employee directors as long ? term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. (d) Represents loss on extinguishment of debt that consists primarily of fees paid and write ? offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long ? term debt in 2015 and the early repayment of a portion of our long-term debt in 2016. (a) Represents other non ? operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub ? leases is included herein. (b) Represents transaction ? related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and certain corporate development activity.

Cotiviti Holdings, Inc. 2015 Adjusted EBITDA (Non-GAAP) (unaudited, in thousands) Q1 Q2 Q3 Q4 2015 Net income (loss) $ 4,194 $ 7,780 $ (7,294) $ 9,183 $ 13,863 Adjustments to net income (loss): Depreciation and amortization 18,131 18,185 19,210 18,636 74,162 Impairment of intangible assets (a) - - 27,826 - 27,826 Interest expense 16,922 16,753 16,180 15,706 65,561 Other non-operating (income) expense (b) (176) (21) (187) (442) (826) Income tax expense (benefit) 3,326 5,177 (4,571) 10,469 14,401 Gain on discontinued operations, net of tax (c) (559) - - - (559) Transaction-related expenses and other (d) - - 354 1,115 1,469 Stock-based compensation (e) 603 616 405 1,775 3,399 Loss on extinguishment of debt (f) - 4,084 - - 4,084 Adjusted EBITDA $ 42,441 $ 52,574 $ 51,923 $ 56,442 $ 203,380 % of revenue 35% 39% 38% 37% 38% (e) Represents expense related to stock ? based compensation awards granted to certain employees, officers and non ? employee directors as long ? term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. (f) Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long-term debt in 2015 and the early repayment of a portion of our long-term debt in 2016. (a) Represents an impairment charge during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our tradenames. (b) Represents other non-operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein. (c) Represents payment on a $900 note receivable ($559 net of taxes) related to a business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain. (d) Represents transaction ? related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and certain corporate development activity.

Cotiviti Holdings, Inc. 2016 Adjusted EBITDA Guidance (Non-GAAP) (unaudited, in millions) Low High Net income 42 $ 45 $ Adjustments to net income (excluding income taxes) (1) 163 160 Income tax expense (2) 28 30 Adjusted EBITDA 233 $ 235 $ (1) Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, transaction-related expenses and other, stock- based compensation and loss on extinguishment of debt. (2) A 40% tax rate is assumed to approximate the Company's effective tax rate.

Cotiviti Holdings, Inc. 2016 Adjusted Net Income (Non-GAAP) (unaudited, in thousands) Q1 Q2 YTD 2016 Net income $ 8,084 $ 10,893 $ 18,977 Adjustments to net income: Amortization of Acquired Intangible Assets - Non Tax Deductible 10,402 10,402 20,804 Amortization of Acquired Intangible Assets - Tax Deductible 4,805 4,806 9,611 Loss on extinguishment of debt - 7,068 7,068 Transaction-related expenses and other 240 653 893 Stock-based compensation 1,074 3,428 4,502 Tax effect of above adjustments (1) (2,352) (6,121) (8,473) Adjusted Net Income $ 22,253 $ 31,129 $ 53,382 Adjusted Net Income per diluted share $ 0.29 $ 0.37 $ 0.66 (1) This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, loss on extinguishment of debt and stock-based compensation assuming a 40% tax rate.

Cotiviti Holdings, Inc. 2015 Adjusted Net Income (Non-GAAP) (unaudited, in thousands) Q1 Q2 Q3 Q4 2015 Net income (loss) $ 4,194 $ 7,780 $ (7,294) $ 9,183 $ 13,863 Adjustments to net income (loss): Amortization of Acquired Intangible Assets - Non Tax Deductible 10,597 10,597 10,591 10,402 42,187 Amortization of Acquired Intangible Assets - Tax Deductible 4,812 4,813 4,846 4,809 19,280 Impairment of intangible assets - - 27,826 - 27,826 Loss on extinguishment of debt - 4,084 - - 4,084 Transaction-related expenses and other - - 354 1,115 1,469 Stock-based compensation 603 616 405 1,775 3,399 Gain on discontinued operations (900) - - - (900) Tax effect of above adjustments (1) (1,806) (3,805) (10,220) (2,634) (18,465) Adjusted Net Income $ 17,500 $ 24,085 $ 26,508 $ 24,650 $ 92,743 Adjusted Net Income per diluted share $ 0.23 $ 0.31 $ 0.34 $ 0.32 $ 1.19 (1) This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, a portion of impairment of intangible assets, loss on extinguishment of debt, stock-based compensation and gain on discontinued operations assuming a 40% tax rate.

Cotiviti Holdings, Inc. Consolidated Balance Sheet Data Balance Sheet Data: June 30, December 31, (in thousands) 2016 2015 (unaudited) Cash and cash equivalents $ 45,703 $ 149,365 Total assets 2,003,428 2,147,007 Total long-term debt 803,663 1,034,070 Total liabilities 1,116,605 1,359,411 Total stockholders' equity 886,823 787,596 Net debt leverage 3.5x 4.5x Working capital 25,175 123,887

Cotiviti Holdings, Inc. Cash Flow Data Cash Flow Data: Year Ended (in thousands) December 31, 2016 2015 2015 Operating Cash Flow $ 72,574 $ 12,844 $ 63,154 Capex 14,019 6,324 22,982 Free Cash Flow 58,555 6,520 40,172 June 30, Six Months Ended (unaudited)

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